EXHIBIT 1.A.(5)(d)


                             VARIABLE ESTATE DESIGN
                               POLICY ILLUSTRATION
                                Variable Account

THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING VARIABLE INVESTMENT OPTIONS COULD AFFECT THE POLICY CASH VALUE AND DEATH BENEFIT ASSUMING THE CURRENT POLICY COSTS CONTINUE. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS.

PREMIUMS ARE PAID AT THE BEGINNING OF THE YEAR. THE CASH VALUE AND DEATH BENEFIT ARE SHOWN AS OF THE END OF EACH POLICY YEAR.

PREPARED FOR:

   Male 55 Standard No Tobacco
2nd Client
   Female 55 Standard No Tobacco

Initial Total Face Amount: $250,000              Death Benefit Guarantee (DBG)to
Initial Death Benefit Option: A (Level)                         end of year:  27
Annual Premium: $2,850.21                         Initial Minimum Annual Premium
                                                             for DBG:  $2,850.21

                         ------------------------------CURRENT POLICY COSTS-----------------------------
                              0.00% GROSS HYPOTHETICAL RETURN       12.00% GROSS HYPOTHETICAL RETURN
                           (-1.72% NET YRS 1-10, -1.07% YRS 11+)   (10.28% NET YRS 1-10, 10.93% YRS 11+)
                         -------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
  1   56 56   2,850         2,280            0         250,000        2,576           76       250,000
  2   57 57   2,850         4,500        2,000         250,000        5,391        2,891       250,000
  3   58 58   2,850         6,658        4,158         250,000        8,468        5,968       250,000
  4   59 59   2,850         8,756        6,256         250,000       11,834        9,334       250,000
  5   60 60   2,850        10,790        8,290         250,000       15,514       13,014       250,000
            -------
             14,251

  6   61 61   2,850        12,760       10,510         250,000       19,539       17,289       250,000
  7   62 62   2,850        14,660       12,660         250,000       23,938       21,938       250,000
  8   63 63   2,850        16,481       14,731         250,000       28,741       26,991       250,000
  9   64 64   2,850        18,217       16,717         250,000       33,980       32,480       250,000
 10   65 65   2,850        19,856       18,606         250,000       39,694       38,444       250,000
            -------
             28,502

 11   66 66   2,850        21,562       20,562         250,000       46,264       45,264       250,000
 12   67 67   2,850        23,142       22,392         250,000       53,461       52,711       250,000
 13   68 68   2,850        24,589       24,089         250,000       61,354       60,854       250,000
 14   69 69   2,850        25,885       25,635         250,000       70,013       69,763       250,000
 15   70 70   2,850        27,014       27,014         250,000       79,519       79,519       250,000
            -------
             42,753

                         ------------------------------CURRENT POLICY COSTS-----------------------------
                              0.00% GROSS HYPOTHETICAL RETURN       12.00% GROSS HYPOTHETICAL RETURN
                           (-1.72% NET YRS 1-10, -1.07% YRS 11+)   (10.28% NET YRS 1-10, 10.93% YRS 11+)
                         -------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------

 16   71  71   2,850        27,958       27,958         250,000       89,967       89,967       250,000
 17   72  72   2,850        28,686       28,686         250,000      101,460      101,460       250,000
 18   73  73   2,850        29,186       29,186         250,000      114,131      114,131       250,000
 19   74  74   2,850        29,408       29,408         250,000      128,113      128,113       250,000
 20   75  75   2,850        29,315       29,315         250,000      143,580      143,580       250,000
             -------
              57,004

 21   76  76   2,850        30,225       30,225         250,000      161,517      161,517       250,000
 22   77  77   2,850        30,760       30,760         250,000      181,397      181,397       250,000
 23   78  78   2,850        30,838       30,838         250,000      203,499      203,499       250,000
 24   79  79   2,850        30,370       30,370         250,000      228,173      228,173       250,000
 25   80  80   2,850        29,257       29,257         250,000      255,774      255,774       268,564
             -------
              71,255

 26   81  81   2,850        27,401       27,401         250,000      286,343      286,343       300,661
 27   82  82   2,850        24,718       24,718         250,000      320,160      320,160       336,168
 28   83  83   2,850        21,088       21,088         250,000      357,556      357,556       375,434
 29   84  84   2,850        16,364       16,364         250,000      398,894      398,894       418,839
 30   85  85   2,850        10,366       10,366         250,000      444,569      444,569       466,797
             -------
              85,506

 31   86  86   2,850         2,888        2,888         250,000      495,012      495,012       519,763
*32   87  87   2,850             0            0               0      550,687      550,687       578,222
 33   88  88   2,850             0            0               0      612,104      612,104       642,710
 34   89  89   2,850             0            0               0      679,818      679,818       713,809
 35   90  90   2,850             0            0               0      754,437      754,437       792,160
             -------
              99,757

 36   91  91   2,850             0            0               0      836,627      836,627       878,459
 37   92  92   2,850             0            0               0      927,888      927,888       965,004
 38   93  93   2,850             0            0               0    1,029,425    1,029,425     1,060,309
 39   94  94   2,850             0            0               0    1,142,647    1,142,647     1,165,501
 40   95  95   2,850             0            0               0    1,269,213    1,269,213     1,281,905
             -------
             114,008

 41   96  96   2,850             0            0               0    1,410,525    1,410,525     1,410,525
 42   97  97   2,850             0            0               0    1,567,243    1,567,243     1,567,243
 43   98  98   2,850             0            0               0    1,741,047    1,741,047     1,741,047
 44   99  99   2,850             0            0               0    1,933,799    1,933,799     1,933,800
 45  100 100   2,850             0            0               0    2,147,567    2,147,567     2,147,567
            -------
            128,259

                         ------------------------------CURRENT POLICY COSTS-----------------------------
                              0.00% GROSS HYPOTHETICAL RETURN       12.00% GROSS HYPOTHETICAL RETURN
                           (-1.72% NET YRS 1-10, -1.07% YRS 11+)   (10.28% NET YRS 1-10, 10.93% YRS 11+)
                         -------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
 46 101 101       0             0            0               0    2,381,597    2,381,597     2,381,598
 47 102 102       0             0            0               0    2,641,143    2,641,143     2,641,143
 48 103 103       0             0            0               0    2,928,985    2,928,985     2,928,986
 49 104 104       0             0            0               0    3,248,209    3,248,209     3,248,209
 50 105 105       0             0            0               0    3,602,235    3,602,235     3,602,236
            -------
            128,259

 51 106 106       0             0            0               0    3,994,859    3,994,859     3,994,860
 52 107 107       0             0            0               0    4,430,288    4,430,288     4,430,289
 53 108 108       0             0            0               0    4,913,189    4,913,189     4,913,190
 54 109 109       0             0            0               0    5,448,738    5,448,738     5,448,738
 55 110 110       0             0            0               0    6,042,674    6,042,674     6,042,675
            -------
            128,259

* Year 32, Month 6
  Based on current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                               POLICY ILLUSTRATION
                                Variable Account

THE PURPOSE OF THIS ILLUSTRATION IS TO SHOW HOW THE PERFORMANCE OF THE UNDERLYING VARIABLE INVESTMENT OPTIONS COULD AFFECT THE POLICY CASH VALUE AND DEATH BENEFIT ASSUMING THE MAXIMUM POLICY COSTS GUARANTEED IN THE POLICY WERE CHARGED. THIS ILLUSTRATION IS HYPOTHETICAL AND MAY NOT BE USED TO PROJECT OR PREDICT INVESTMENT RESULTS.

PREMIUMS ARE PAID AT THE BEGINNING OF THE YEAR. THE CASH VALUE AND DEATH BENEFIT ARE SHOWN AS OF THE END OF EACH POLICY YEAR.

PREPARED FOR:

   Male 55 Standard No Tobacco
2nd Client
   Female 55 Standard No Tobacco

Initial Total Face Amount: $250,000                Death Benefit Guarantee (DBG)
Initial Death Benefit Option: A (Level)                      to end of year:  27
Annual Premium: $2,850,21                         Initial Minimum Annual Premium
                                                             for DBG:  $2,850.21

                         -------------------------MAXIMUM GUARANTEED POLICY COSTS-----------------------
                              0.00% GROSS HYPOTHETICAL RETURN       12.00% GROSS HYPOTHETICAL RETURN
                                    (-1.72% NET RETURN)                    (10.28% NET RETURN)
                         -------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
  1   56 56   2,850         2,233            0         250,000        2,576           26       250,000
  2   57 57   2,850         4,399        1,899         250,000        5,278        2,778       250,000
  3   58 58   2,850         6,492        3,992         250,000        8,272        5,772       250,000
  4   59 59   2,850         8,508        6,008         250,000       11,529        9,029       250,000
  5   60 60   2,850        10,439        7,939         250,000       15,064       12,564       250,000
            -------
             14,251

  6   61 61   2,850        12,277       10,027         250,000       18,899       16,649       250,000
  7   62 62   2,850        14,009       12,009         250,000       23,050       21,050       250,000
  8   63 63   2,850        15,621       13,871         250,000       27,535       25,785       250,000
  9   64 64   2,850        17,091       15,591         250,000       32,368       30,868       250,000
 10   65 65   2,850        18,396       17,146         250,000       37,564       36,314       250,000
            -------
             28,502

 11   66 66   2,850        19,511       18,511         250,000       43,140       42,140       250,000
 12   67 67   2,850        20,410       19,660         250,000       49,116       48,366       250,000
 13   68 68   2,850        21,064       20,564         250,000       55,517       55,017       250,000
 14   69 69   2,850        21,438       21,188         250,000       62,366       62,116       250,000
 15   70 70   2,850        21,490       21,490         250,000       69,691       69,691       250,000
            -------
             42,753

                         -------------------------MAXIMUM GUARANTEED POLICY COSTS-----------------------
                              0.00% GROSS HYPOTHETICAL RETURN       12.00% GROSS HYPOTHETICAL RETURN
                                    (-1.72% NET RETURN)                    (10.28% NET RETURN)
                         -------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
 16   71  71   2,850        21,161       21,161         250,000       77,516       77,516       250,000
 17   72  72   2,850        20,368       20,368         250,000       85,859       85,859       250,000
 18   73  73   2,850        19,005       19,005         250,000       94,738       94,738       250,000
 19   74  74   2,850        16,939       16,939         250,000      104,176      104,176       250,000
 20   75  75   2,850        14,020       14,020         250,000      114,216      114,216       250,000
             -------
              57,004

 21   76  76   2,850        10,323       10,323         250,000      125,184      125,184       250,000
 22   77  77   2,850         5,426        5,426         250,000      136,971      136,971       250,000
 23   78  78   2,850             0            0         250,000      149,744      149,744       250,000
 24   79  79   2,850             0            0         250,000      163,729      163,729       250,000
 25   80  80   2,850             0            0         250,000      179,226      179,226       250,000
             -------
              71,255

 26   81  81   2,850             0            0         250,000      196,637      196,637       250,000
 27   82  82   2,850             0            0         250,000      216,520      216,520       250,000
*28   83  83   2,850             0            0               0      239,672      239,672       251,656
 29   84  84   2,850             0            0               0      265,780      265,780       279,070
 30   85  85   2,850             0            0               0      294,250      294,250       308,963
             -------
              85,506

 31   86  86   2,850             0            0               0      325,256      325,256       341,520
 32   87  87   2,850             0            0               0      358,984      358,984       376,934
 33   88  88   2,850             0            0               0      395,629      395,629       415,411
 34   89  89   2,850             0            0               0      435,393      435,393       457,163
 35   90  90   2,850             0            0               0      478,488      478,488       502,413
             -------
              99,757

 36   91  91   2,850             0            0               0      525,126      525,126       551,383
 37   92  92   2,850             0            0               0      576,770      576,770       599,841
 38   93  93   2,850             0            0               0      634,238      634,238       653,265
 39   94  94   2,850             0            0               0      698,532      698,532       712,503
 40   95  95   2,850             0            0               0      770,927      770,927       778,637
             -------
             114,008

 41   96  96   2,850             0            0               0      852,227      852,227       852,227
 42   97  97   2,850             0            0               0      941,805      941,805       941,806
 43   98  98   2,850             0            0               0    1,040,506    1,040,506     1,040,507
 44   99  99   2,850             0            0               0    1,149,259    1,149,259     1,149,259
 45  100 100   2,850             0            0               0    1,269,086    1,269,086     1,269,086
            128,259

                         -------------------------MAXIMUM GUARANTEED POLICY COSTS-----------------------
                              0.00% GROSS HYPOTHETICAL RETURN       12.00% GROSS HYPOTHETICAL RETURN
                                    (-1.72% NET RETURN)                    (10.28% NET RETURN)
                         -------------------------------------------------------------------------------
End    End                    Accum        Cash                       Accum        Cash
 of   of Yr    Premium       ulation     Surrender      Death        ulation     Surrender      Death
 Yr    Age     Outlay         Value        Value       Benefit        Value        Value       Benefit
 --    ---     ------         -----        -----       -------        -----        -----       -------
 46 101 101       0             0            0               0    1,398,171    1,398,171     1,398,171
 47 102 102       0             0            0               0    1,540,402    1,540,402     1,540,402
 48 103 103       0             0            0               0    1,697,116    1,697,116     1,697,117
 49 104 104       0             0            0               0    1,869,790    1,869,790     1,869,791
 50 105 105       0             0            0               0    2,060,048    2,060,048     2,060,049
            -------
            128,259

 51 106 106       0             0            0               0    2,269,681    2,269,681     2,269,681
 52 107 107       0             0            0               0    2,500,662    2,500,662     2,500,662
 53 108 108       0             0            0               0    2,755,165    2,755,165     2,755,165
 54 109 109       0             0            0               0    3,035,585    3,035,585     3,035,585
 55 110 110       0             0            0               0    3,344,561    3,344,561     3,344,561
            -------
            128,259

* Year 28, Month 1
  Based on current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                  VALUABLE INFORMATION ABOUT YOUR ILLUSTRATION

This is an illustration, not a contract, and must be preceded or accompanied by a current Prospectus.

This illustration does not recognize that, because of inflation, a dollar in the future has less value than a dollar today.

The values illustrated comply with the Internal Revenue Code definition of life insurance.

Premium Outlay is the total of out of pocket expense. The premium outlay represents the premiums paid, less any withdrawals and loans, plus loan interest paid in cash. The premium outlay is shown on an annual basis.

GROSS HYPOTHETICAL RETURNS. The gross hypothetical returns shown are illustrative only and should not be deemed a representation of past or future rates of return. No representation may be made by your registered representative or ReliaStar Life Insurance Company that these hypothetical rates of return can be achieved or sustained over any period of time. The death benefits and cash surrender values for a policy will be different from those shown, even if the actual rates of return averaged the hypothetical rate of return illustrated over a period of years but fluctuated above or below that average at any time during the period.

VARIABLE INVESTMENT OPTIONS. The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on the choice of variable investment options, a hypothetical gross rate of return, policy charges, and the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus. The arithmetic average of the annual expenses of all variable investment options is 0.82%

After deduction of the portfolio operating expenses and the mortality and expense risk charge, illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -1.72% and 10.28% respectively for amounts invested in the variable investment options. For current costs, the mortality and expense risk charge on an annual basis is equal to 0.90% of the Variable Account assets for years one through ten, and 0.25% thereafter. For maximum guaranteed costs, the variable accumulation value charge on an annual basis is equal to 0.90% in years one through ten, and 0.90% thereafter.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times invested according to the illustrated allocations. Variable investment options can be changed or transferred between the investment options of the policy without creating a taxable event. Currently, there is no charge on the first 24 transfers in a policy year, but there is a charge of $25.00 for each subsequent transfer. We reserve the right to limit tranfers to four per policy year and charge $25.00 for every transfer.

F1XED ACCOUNT. A portion of premiums and accumulation values may also be allocated to the Fixed Account. The Fixed Account is an interest paying account that offers a guarantee of both principal and interest at a minimum annual rate of 4% on amounts credited to the account. ReliaStar Life Insurance Company has complete ownership and control of all of the assets of the Fixed Account. For current interest crediting rates on the Fixed Account, ask your registered representative.

DEATH BENEFIT GUARANTEE. A death benefit guarantee is in effect for 27 policy years provided minimum premiums (net of policy loans and withdrawals) are paid. The death benefit guarantee prevents the policy from lapsing even if the cash surrender value is not sufficient to cover the monthly deduction due. The death benefit guarantee allows for financial security regardless of variable investment option performance. Please see the Prospectus for a full explanation of this provision.

MINIMUM MONTHLY PREMIUM. A minimum monthly premium of $85.33 is required to issue the policy and is guaranteed to maintain the base policy death benefit guarantee. This minimum premium will change if increases or decreases are made in any of the policy benefits.

DEDUCTIONS AND CHARGES. A premium expense charge is deducted from each premium paid. The accumulation value of the policy is subject to several charges: a monthly administration charge, a mortality and expense risk charge, and the cost of insurance for the base policy and any riders. Surrender charges are applicable for the first 15 years and the first 15 years following any requested increase in the face amount.

TAXATION. Tax laws are complex and change frequently. Changes in premium payments from those illustrated or other changes made to the illustrated policy after issue may result in classification as a Modified Endowment Contract (MEC). Distributions from a Modified Endowment Contract, including loans, are taxable as income in the year received to the extent that the accumulation value of the policy prior to the distribution exceeds the total premiums paid. In addition, distributions may be subject to an additional 10% income tax penalty if taken before age 59-1/2. For complete information on how distributions from this policy may affect your personal tax situation, always consult your professional tax advisor.

ISSUER. Select*Life II is a product of ReliaStar Life Insurance Company located at 20 Washington Avenue South, Minneapolis, MN 55401. The general distributor is Washington Square Securities, Inc., an affiliated company, member NASD/SIPC, located at 20 Washington Avenue South, Minneapolis, MN 55401 (612-372-5507). Form #84-662 (may vary by state).

INITIAL PREMIUM LIMITS SUMMARY.
  Minimum First Year Annual Premium:     $2,850.21
  Guideline Level Premium:               $5,299,85
  Guideline Single Premium:             $57,760.66
  MEC 7-pay Premium:                    $13,127.45

                       ILLUSTRATION SUMMARY AND DISCLOSURE
                                Variable Account

THIS PAGE SUMMARIZES INFORMATION FROM THE PREVIOUS LEDGER PAGES AND OUTLINES SOME IMPORTANT POLICY PROVISIONS. REVIEW THE INFORMATION PRESENTED BELOW. IF ACCEPTABLE, SIGN, DATE, AND RETURN THIS ILLUSTRATION, ALONG WITH THE APPLICATION FOR INSURANCE, TO RELIASTAR LIFE INSURANCE COMPANY.

PREPARED FOR:

Male 55 Standard No Tobacco

2nd Client
   Female 55 Standard No Tobacco

Initial Total Face Amount: $250,000                Death Benefit Guarantee (DBG)
Initial Death Benefit Option: A (Level)                      to end of year:  27
Annual Premium: $2,850.21                         Initial Minimum Annual Premium
                                                             for DBG:  $2,850.21

This summary is based on the premium outlay in the policy illustration. The cash value and death benefit are shown as of the end of the year.

-------------------------------------------------------------------------------------------------------------------------------
                             GUARANTEED COSTS                                     CURRENT COSTS
                        0.00% GROSS ANNUAL RETURN         0.00% GROSS ANNUAL RETURN            12.00% GROSS ANNUAL RETURN
                           (-1.72% NET RETURN)      (-1.72% NET YRS 1-10, -1.07% YRS 11+) (10.28% NET YRS 1-10, 10.93% YRS 11+)
-------------------------------------------------------------------------------------------------------------------------------
Year 10, Age 50
 Cash Surrender Value:             17,146                            18,606                                38,444
 Death Benefit:                   250,000                           250,000                               250,000

Year 20, Age 60
 Cash Surrender Value:             14,020                            29,315                               143,580
 Death Benefit:                   250,000                           250,000                               250,000

Projected year when
 Death Benefit Ends:                   27                                31                          Does not end
-------------------------------------------------------------------------------------------------------------------------------

You may adjust your payment amounts, within limits, to extend or increase the cash value and death benefit.



I UNDERSTAND THAT:

PURCHASE OF LIFE INSURANCE. I am buying a flexible premium cash value variable life insurance policy issued by ReliaStar Life Insurance Company.

RECEIPT OF PROSPECTUS. I received the current Prospectus describing the terms and operation of the po1icy and the underlying portfolio. I'm keeping the Prospectus for further reference. I understand the policy has some features comparable to and others different from a traditional life insurance policy. I realize this Disclosure Statement highlights some, but not all, of the important aspects of the policy and that I should examine the Prospectus prior to purchasing a policy.

INSURANCE PROTECTION. The policy provides insurance protection until the younger joint insured's age 100, if the cash surrender value, as explained in the Prospectus, is sufficient to pay the monthly charges. After age 100 of the younger joint insured, the policy stays inforce, but the death benefit reduces to equal the accumulation value.

VARIABLE INVESTMENT OPTIONS ALLOCATION. I may allocate a net premium (amount remaining after expense deductions) among one or more variable investment options, (up to 17 over the life of the policy) each of which invests in one of the available portfolios. Each portfolio has a different investment objective, as described in the current Prospectus. In allocating net premiums to a variable investment option, the investment performance of the underlying portfolios I select will impact the policy accumulation value and may impact the death benefit. Thus, the investment risk for those amounts is mine, and no minimum accumulation value in any variable investment option(s) is guaranteed. I may also allocate net premiums to the Fixed Account, which the Company guarantees both as to principal and interest at a minimum annual rate of 4.0%. (The Fixed Account is not available in New Jersey).

SELECTED PORTFOLIO. The variable investment options have varying portfolio operating expenses. This illustration assumes the arithmatic average of the annual expense of all variable investment options is 0.82%.

ILLUSTRATIONS. The illustrations in the Prospectus present hypothetical investment results and those presented by the Company's representative will utilize hypothetical and/or historical investment results. Neither hypothetical nor historical investment returns are guaranteed. The cash value feature is based on the value of the variable investment options underlying the policy. The cash value is not guaranteed, and because of the risk inherent in a variable policy, it may lose value. The values set forth are illustrative only and are not intended to predict actual performance. They are intended to help explain how the policy operates and are not deemed to represent future investment results. Actual investment results may be more or less and depend on a number of factors, as explained in the Prospectus.

CHARGES AND DEDUCTIONS. As described in the Prospectus, there are (a) charges made against each premium payment and (b) monthly deductions against the accumulation value for the cost of insurance, administrative charges and mortality and expense risks assumed by the Company. If I surrender the policy or allow it to lapse during the first 15 years after issue or an increase, a surrender charge will be imposed.

LOANS AND WITHDRAWALS. Policy loans and partial cash withdrawals are available, subject to certain limits and charges as explained in the Prospectus. Excessive policy loans and withdrawals may cause the policy to lapse. If, at any time, the amount of the policy loan exceeds the cash surrender value, the grace period goes into effect and the policy may lapse. Policy loans and partial withdrawals may cause the death benefit guarantee to terminate. Policy loans and withdrawals will reduce the policy's death benefit and available cash value.

TAX MATTERS. The Company does not provide legal or tax advice in reference to this life insurance policy. I acknowledge that the section in the Prospectus "Federal Tax Matters", is not intended to be a complete description of the tax status of the policy.



--------------------------------------------        ----------------
APPLICANT OR POLICY OWNER                           DATE


--------------------------------------------        -----------------
APPLICANT OR POLICY OWNER                           DATE


----------------      ----------------------
DATE OF PROSPECTUS    PROSPECTUS FORM NUMBER




--------------------------------------------        ----------------
                                                    DATE

                          VARIABLE INVESTMENT OPTIONS

The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on the choice of variable investment options, a hypothetical gross rate of return, policy charges, and the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus.

                                                                        Actual
                                                                       Portfolio
                                                                       Operating
Variable Investment Options                                             Expense
---------------------------                                             -------

AIM V.I. Dent Demographic Trends Fund (ADT)                              1.40%
Alger American Growth Portfolio (AGR)                                    0.79%
Alger American Leveraged AllCap Portfolio (ALA)                          0.93%
Alger American MidCap Growth Portfolio (AMG)                             0.85%
Alger American Small Capitalization Portfolio (ASC)                      0.90%
Fidelity VIP Equity-Income Portfolio -- Initial Class (FEI)              0.56%
Fidelity VIP Growth Portfolio -- Initial Class (FGP)                     0.65%
Fidelity VIP High Income Portfolio -- Initial Class (FHI)                0.69%
Fidelity VIP Money Market Portfolio -- Initial Class (FMM)               0.27%
Fidelity VIP II Contrafund Portfolio -- Initial Class (FCF)              0.65%
Fidelity VIP II Investment Grade Bond Portfolio -- Initial Class (FIG)   0.54%
Fidelity VIP II Index 500 Portfolio -- Initial Class (FIN)               0.28%
Janus Aspen Series Aggressive Growth Portfolio (JAG)                     0.67%
Janus Aspen Series Growth Portfolio (JGP)                                0.67%
Janus Aspen Series International Growth Portfolio (JIG)                  0.76%
Janus Aspen Series Worldwide Growth Portfolio (JWG)                      0.70%
Neuberger Berman AMT Limited Maturity Bond Portfolio (NLM)               0.76%
Neuberger Berman AMT Partners Portfolio (NNP)                            0.87%
Neuberger Berman AMT Socially Responsive Portfolio (NSR)                 1.53%
OCC Equity Portfolio (OEP)                                               0.91%
OCC Global Equity Portfolio (OGE)                                        1.10%
OCC Managed Portfolio (OMP)                                              0.83%
OCC Small Cap Portfolio (OSC)                                            0.89%
Pilgrim VP SmallCap Opportunities Portfolio (NIG)                        0.90%
Pilgrim VP Growth Opportunities Portfolio (PGO)                          0.90%
Pilgrim VP Growth + Value Portfolio (NGF)                                0.80%
Pilgrim VP High Yield Bond Portfolio (NHY)                               0.80%
Pilgrim VP International Value Portfolio (NIV)                           1.00%
Pilgrim VP MagnaCap Portfolio (PMP)                                      0.90%
Pilgrim VP MidCap Opportunities Portfolio (PMO)                          0.90%
Pilgrim VP Research Enhanced Index Portfolio (NMS)                       0.90%
Putnam VT Growth and Income Fund -- Class IA Shares (PGI)                0.50%
Putnam VT New Opportunities Fund -- Class IA Shares (PNO)                0.59%
Putnam VT Voyager Fund -- Class IA Shares (PVY)                          0.57%

Arithmetic average of the annual expenses of all variable
investment options                                                       0.82%

In this illustration, investments have been allocated to each of the variable investment options in an equal proportion. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses and the mortality and expense risk charge, illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -1.72% and 10.28% respectively for amounts invested in the variable investment options.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times invested according to the illustrated allocations.

These are assumed values which are not guaranteed and your actual experience may vary. See the summary pages for assumptions and guaranteed values.